Exhibit 99.1

PRESS RELEASE

             HITTITE MICROWAVE CORPORATION REPORTS FINANCIAL RESULTS
                           FOR THE FIRST QUARTER 2006

     CHELMSFORD, MA - April 27, 2006 - Hittite Microwave Corporation (NASDAQ:HITT) today reported revenue for the first quarter ended March 31, 2006 of $27.9 million, representing an increase of 56.1% compared with $17.9 million for the first quarter of 2005 and a sequential increase of 22.6% compared with $22.7 million for the fourth quarter of 2005. Net income for the quarter was $8.8 million, or $0.29 per diluted share, an increase of 131.7% compared with $3.8 million, or $0.14 per diluted share, for the first quarter of 2005, and an increase of 24.0% compared with $7.1 million, or $0.23 per diluted share, for the fourth quarter of 2005. Net income for the first quarter of 2006 reflects stock-based compensation charges of $846,000, or $556,000 after tax, primarily due to the implementation of Statement of Financial Accounting Standards No.123(R).

     "We are pleased that our revenue and profitability exceeded our expectations," said Stephen Daly, Chairman and CEO. "Higher turns business, favorable product mix and improved manufacturing costs and efficiencies allowed us to deliver strong quarterly results. Our engineering team continued to execute well, adding 20 new standard products to our portfolio."

     For the first quarter 2006, revenue from customers in the United States was $14.4 million, or 52% of the company's total revenue, and revenue from customers outside the United States was $13.5 million, or 48% of total revenue. Gross margin was 73.7% for the first quarter compared with 66.3% for the prior year's quarter and compared sequentially to 69.8% for the fourth quarter of 2005. Operating income for the first quarter was $12.9 million, or 46.4% of revenue. Total cash and investments at the end of the first quarter 2006 was $78.8 million, an increase for the quarter of $16.2 million, including $5.4 million from equity transactions.

     BUSINESS OUTLOOK

     The company currently expects revenue for the second quarter ending June 30, 2006 to be in the range of $30.0 million to $31.0 million and net income to be in the range of $8.8 million to $9.2 million, or $0.29 to $0.30 per diluted share, including the impact of FAS123(R) charges.

     WEBCAST AND TAPED REPLAY

     The company will host a conference call to discuss its financial results at 5:00 p.m. ET today. A live webcast of the call will be available online on the Hittite Microwave website. To listen to the live webcast, go to the Investor Relations page of the Hittite Microwave web site at www.hittite.com and click on the webcast icon located under the Events Calendar. A telephonic replay of the call also will be available for one week after the live call by dialing (719) 457-0820, access code 1047157. Following the call, a webcast replay will also be available by visiting the Investor Relations page at www.hittite.com.

     ABOUT HITTITE MICROWAVE CORPORATION

     Hittite Microwave is an innovative designer and developer of high performance integrated circuits, or ICs, modules and subsystems for technically demanding radio frequency, or RF, microwave and millimeterwave applications. Products include amplifiers, attenuators, frequency dividers and detectors, frequency multipliers, mixers and converters, modulators, oscillators, phase shifters, sensors and switches. Hittite's products are used in a variety of applications and end markets including automotive, broadband, cellular infrastructure, fiber optic, microwave and millimeterwave communications, military, space, and test and measurement. The company utilizes radio frequency integrated circuits (RFIC), monolithic microwave integrated circuits (MMIC), multi-chip modules (MCM) and microwave integrated circuit (MIC) technologies. The company is headquartered in Chelmsford, MA.

     "SAFE HARBOR STATEMENT" UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     Statements in this press release regarding Hittite Microwave Corporation that do not relate to historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any statements regarding our expectations as to future levels of revenue, net income and earnings per share.

Readers are cautioned that these forward-looking statements are subject to risks and uncertainties and are only predictions, and actual future events and results may differ materially from these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: market acceptance of our new products; our ability to assess market requirements accurately; our success in maintaining the business of our significant customers; our ability to keep pace with new semiconductor processes; regulatory, operational, financial and political risks inherent in operating internationally; competition within the semiconductor industry; product returns and warranty claims; our ability to manage our growth and costs effectively; protection of our intellectual property; the growth and fiscal strength of our end markets; and other risks and uncertainties that are discussed under "Risk Factors" in our Annual Report on Form 10-K for 2005 as filed with the Securities and Exchange Commission.

     Contact: William W. Boecke V.P. and Chief Financial Officer (978-250-3343)

Hittite Microwave Corporation
Condensed Consolidated Balance Sheets (unaudited)

--------------------------------------------------------------------------------------------------
(In thousands)                                                     March 31, 2006    Dec. 31, 2005
--------------------------------------------------------------------------------------------------
Assets              Current assets:
                       Cash and cash equivalents                   $       67,748   $       40,559
                       Available-for-sale investments                      11,081           22,082
                       Accounts receivable, net                            12,436            9,789
                       Inventories                                          6,792            4,876
                       Deferred costs                                         360              284
                       Income taxes receivable                              2,337                -
                       Prepaid expenses and other current assets              620              612
                       Deferred taxes                                       2,539            2,238
                    ------------------------------------------------------------------------------

                          Total current assets                            103,913           80,440

                    Property and equipment, net                            13,804           13,417
                    Other assets                                              494              540

                    ------------------------------------------------------------------------------
                    Total assets                                   $      118,211   $       94,397
                    ------------------------------------------------------------------------------

Liabilities and     Current liabilities:
Stockholders'          Accounts payable                            $        1,749   $        1,290
Equity                 Accrued expenses                                     4,987            3,766
                       Income taxes payable                                     -            1,241
                       Deferred revenue and customer advances               4,683            3,015
                       Current portion of long-term debt                        -              366
                    ------------------------------------------------------------------------------

                          Total current liabilities                        11,419            9,678

                    Long-term debt                                              -              213
                    Deferred taxes                                          1,176            1,176
                    ------------------------------------------------------------------------------

                    Total liabilities                                      12,595           11,067

                    Total stockholders' equity                            105,616           83,330

                    ------------------------------------------------------------------------------
                    Total liabilities and stockholders' equity     $      118,211   $       94,397
                    ------------------------------------------------------------------------------

Hittite Microwave Corporation
Condensed Consolidated Statements of Operations (unaudited)

---------------------------------------------------------------------------------------------
                                                                 Three Months Ended March 31,
                                                                 ----------------------------
(In thousands except per-share data)                                 2006            2005
---------------------------------------------------------------------------------------------
Revenue                                                          $     27,863    $     17,854
Cost of revenue                                                         7,318           6,024
---------------------------------------------------------------------------------------------
   Gross profit                                                        20,545          11,830
                                                                         73.7%           66.3%

---------------------------------------------------------------------------------------------
Operating expenses:
   Research and development                                             3,542           2,288
   Selling and marketing                                                2,523           2,278
   General and administrative                                           1,561             801
---------------------------------------------------------------------------------------------
      Total operating expenses                                          7,626           5,367

---------------------------------------------------------------------------------------------
Income from operations                                                 12,919           6,463
                                                                         46.4%           36.2%

Interest and other income, net                                            494             126
---------------------------------------------------------------------------------------------
Income before income taxes                                             13,413           6,589

Provision for income taxes                                              4,596           2,372
---------------------------------------------------------------------------------------------
Net income                                                              8,817           4,217

Accretion on redeemable convertible preferred stock                         -             412
---------------------------------------------------------------------------------------------
Net income attributable to common stockholders                   $      8,817    $      3,805

---------------------------------------------------------------------------------------------

Basic earnings per share attributable to common stockholders     $       0.30    $       0.15
Shares used in calculation of basic earnings per share                 29,005          22,361

Diluted earnings per share attributable to common stockholders   $       0.29    $       0.14
Shares used in calculation of diluted earnings per share               30,513          24,105